Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
On January 2, 2014, Groupon, Inc., ("Groupon" or the "Company") through its direct subsidiary Groupon Trailblazer, Inc., completed the acquisition of all the outstanding equity interests of LivingSocial Korea, Inc., a Korean corporation including its subsidiary Ticket Monster Inc., a Korean corporation, from LivingSocial Inc., a Delaware corporation ("LivingSocial"), and LivingSocial B.V., a Netherlands limited liability company and direct subsidiary of LivingSocial for $96.5 million in cash and Groupon, Inc. Class A common stock with a fair value of $162.9 million.
The following unaudited pro forma condensed combined consolidated financial statements have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements. The unaudited pro forma condensed combined balance sheet as of December 31, 2013 for Groupon, Inc. and LivingSocial Korea, Inc. is presented as if the acquisition had occurred on December 31, 2013. The unaudited pro forma condensed combined statement of operations of Groupon, Inc. and LivingSocial Korea, Inc. for the year ended December 31, 2013 are presented as if the acquisition had occurred on January 1, 2013. The unaudited pro forma condensed combined consolidated financial statements are being provided for illustrative purposes only and do not purport to represent what our results of operations or financial position would have been if the transaction had occurred on the dates indicated and are not intended to project our results of operations or financial position for any future period.
The acquisition has been accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition price presented in the accompanying unaudited pro forma condensed combined consolidated financial statements has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Acquired goodwill represents the premium the Company paid over the fair value of the net tangible and intangible assets acquired. The unaudited pro forma condensed combined consolidated financial statements contained herein do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition.
The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma condensed combined consolidated financial statements and the related notes should be read in conjunction with the consolidated financial statements and the accompanying notes of LivingSocial Korea, Inc. included in Exhibit 99.1 in this Current Report on Form 8-K and the historical consolidated financial statements and accompanying notes of Groupon, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

GROUPON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
BALANCE SHEET
As of December 31, 2013
(in thousands)

	Groupon, Inc. Historical (audited)	LivingSocial Korea, Inc. Historical (audited)	Pro Forma Adjustments (1)		Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,240,472	$24,769	$—	$(96,496)	a	$1,168,745
Accounts receivable, net	83,673	15,822	—	1,900	b	101,395
Deferred income taxes	27,938	—	—	1,264	c	29,202
Prepaid expenses and other current assets	210,415	5,302	—	—		215,717
Total current assets	1,562,498	45,893	—	(93,332)		1,515,059
Property, equipment and software, net	134,423	5,495	501	—	d	140,419
Goodwill	220,827	50,755	(50,755)	219,065	e	439,892
Intangible assets, net	28,443	38,499	(38,499)	109,094	d, f	137,537
Investments	20,652	—	—	—		20,652
Deferred income taxes, non-current	35,941	—	—	—		35,941
Other non-current assets	39,226	3,021	—	—		42,247
Total Assets	$2,042,010	$143,663	$(88,753)	$234,827		$2,331,747
Liabilities and Equity
Current liabilities:
Accounts payable	$27,573	$8,937	$—	$—		$36,510
Accrued merchant and supplier payables	752,943	87,400	—	—		840,343
Accrued expenses	226,986	22,674	—	1,563	g	251,223
Due to related parties	—	154	(154)	—	h	—
Deferred income taxes, current	47,558	—	—	—		47,558
Other current liabilities	132,718	1,313	—	—		134,031
Total current liabilities	1,187,778	120,478	(154)	1,563		1,309,665
Deferred income taxes, non-current	10,853	—	—	1,264	c	12,117
Other non-current liabilities	131,697	5,287	—	—		136,984
Total Liabilities	1,330,328	125,765	(154)	2,827		1,458,766

Stockholders' Equity
Class A common stock	67	—	—	2	i	69
Class B common stock	—	—	—	—		—
Common stock	—	—	—	—		—
Additional paid-in capital	1,584,211	232,483	(232,483)	162,860	i, j	1,747,071
Treasury stock, at cost	(46,587)	—	—	—		(46,587)
Accumulated deficit	(848,870)	(216,840)	216,840	(1,563)	g, j	(850,433)
Accumulated other comprehensive income	24,830	2,255	(2,255)	—	j	24,830
Total Groupon, Inc. Stockholders' Equity	713,651	17,898	(17,898)	161,299		874,950
Noncontrolling interests	(1,969)	—	—	—		(1,969)
Total Equity	711,682	17,898	(17,898)	161,299		872,981
Total Liabilities and Equity	$2,042,010	$143,663	$(18,052)	$164,126		$2,331,747

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined consolidated balance sheet.
(1) See note 2 in the accompanying notes for discussion of pro forma adjustments.

GROUPON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the year ended December 31, 2013
(in thousands, except share and per share amounts)

	Groupon, Inc. Historical (audited)	LivingSocial Korea, Inc. Historical (audited)	Adjustments for Operations Not Acquired (2)	Pro Forma Adjustments (1)		Notes	Pro Forma Combined
Revenue:
Third party and other	$1,654,654	$113,314	$(3,025)	$(11,525)	$—	k	$1,753,418
Direct	919,001	2,080	—	—	—		921,081
Total revenue	2,573,655	115,394	(3,025)	(11,525)	—		2,674,499
Cost of revenue:
Third party and other	232,062	28,344	(693)	277	—	l	259,990
Direct	840,060	1,503	—	64	—	l	841,627
Total cost of revenue	1,072,122	29,847	(693)	341	—		1,101,617
Gross profit	1,501,533	85,547	(2,332)	(11,866)	—		1,572,882
Operating expenses:
Marketing	214,824	30,015	(781)	(11,525)	—	k	232,533
Selling, general and administrative	1,210,966	125,327	(2,630)	2,586	26,280	l, m	1,362,529
Depreciation and amortization	—	16,841	(107)	(16,734)	—	l, m	—
Acquisition-related benefit, net	(11)	—	—	—	—		(11)
Total operating expenses	1,425,779	172,183	(3,518)	(25,673)	26,280		1,595,051
Income (loss) from operations	75,754	(86,636)	1,186	13,807	(26,280)		(22,169)
Loss on equity method investments	(44)	—	—	—	—		(44)
Other (expense) income, net	(94,619)	(1,032)	110	—	—		(95,541)
Income (loss) before provision (benefit) for income taxes	(18,909)	(87,668)	1,296	13,807	(26,280)		(117,754)
Provision (benefit) for income taxes	70,037	183	—	—	—		70,220
Net (loss) income	(88,946)	(87,851)	1,296	13,807	(26,280)		(187,974)
Net income attributable to noncontrolling interests	(6,447)	—	—	—	—		(6,447)
Net (loss) income attributable to Groupon, Inc.	$(95,393)	$(87,851)	$1,296	$13,807	$(26,280)		$(194,421)

Net loss per share
Basic	$(0.14)						$(0.29)
Diluted	$(0.14)						$(0.29)

Weighted average number of shares outstanding
Basic	663,910,194			13,825,283		n	677,735,477
Diluted	663,910,194			13,825,283		n	677,735,477

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined consolidated statement of operations.
(1) See note 2 in the accompanying notes for discussion of pro forma adjustments.
(2) See note 3 in the accompanying notes for discussion of adjustments related to operations not acquired.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
1. ACQUISITION PRICE ALLOCATION
The following table summarizes the allocation of the aggregate acquisition price of the LivingSocial Korea, Inc. acquisition (in thousands):

Acquisition Price Allocation
Cash and cash equivalents	$24,769
Accounts receivable	17,722
Deferred income taxes	1,264
Prepaid expenses and other assets	8,323
Property, equipment and software	5,996
Goodwill	219,065
Intangible Assets:(1)
Subscriber relationships	57,022
Merchant relationships	32,176
Developed technology	571
Trade name	19,325
Total assets acquired	$386,233
Accounts payable and other liabilities	$15,537
Accrued merchant and supplier payables	87,400
Accrued expenses	22,674
Deferred income taxes	1,264
Total liabilities assumed	$126,875
Total Acquisition Price	$259,358
(1) The acquired intangible assets have estimated useful lives of between 2 and 5 years.

The aggregate acquisition-date fair value of the consideration transferred consisted of the following (in thousands):

Fair Value of Consideration Transferred	Fair Value
Cash	$96,496
Issuance of 13,825,283 shares of Class A common stock	162,862
Total	$259,358
The fair value of the Groupon Class A common stock issued as consideration was measured based on the stock price upon closing of the transaction on January 2, 2014.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. PRO FORMA ADJUSTMENTS TO UNAUDITED CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
Balance Sheet

a.	Adjustment to reflect the cash paid to the sole stockholder of LivingSocial Korea, Inc. as part of the acquisition consideration.

b.	Adjustment to record an indemnification receivable of $1.9 million from LivingSocial Inc.

c.	Adjustment to record the deferred income tax asset of $1.3 million and non-current deferred income tax liability of $1.3 million related to the acquisition.

d.	Adjustment to reclassify $0.5 million of software from intangible assets to property, equipment and software, net as of December 31, 2013 to conform to Groupon's presentation.

e.	Adjustment to eliminate the historical LivingSocial Korea, Inc. goodwill of $50.8 million and record goodwill created as a result of the acquisition of approximately $219.1 million.

f.
Adjustment to eliminate the remaining historical net book value of LivingSocial Korea Inc.'s intangible assets of $38.0 million and to record intangible assets created as a result of the acquisition of $109.1 million. Fair values for the intangible assets were determined based on the income and cost approaches. The intangible assets acquired were trade name, developed technology, merchant relationships and subscriber relationships and are being amortized on a straight-line basis over the following useful lives:

Identifiable Intangible Assets	Useful Life
Trade name	5 years
Developed technology	2 years
Merchant relationships	3 years
Subscriber relationships	5 years

g.	Adjustment to record transaction costs for this acquisition that were incurred by Groupon after December 31, 2013.

h.	Adjustment to eliminate the historical LivingSocial Korea, Inc. due to related parties of $0.2 million, which was not assumed in the acquisition.

i.
Adjustment to record common stock and additional paid-in capital related to the issuance of 13,825,283 shares of Groupon Class A common stock issued to the sole stockholder of LivingSocial Korea, Inc. as part of the acquisition consideration.

j.	Adjustment to eliminate LivingSocial Korea, Inc.'s historical stockholder's equity (additional paid-in capital, accumulated deficit and accumulated other comprehensive income).
Statement of Operations

k.	Adjustment to reclassify $11.5 million of discount incentives for the year ended December 31, 2013 from marketing expense to a reduction of revenue to conform to Groupon's presentation.

l.
Adjustment to reclassify $2.9 million of depreciation and amortization of property, equipment and software for the year ended December 31, 2013 to selling, general and administrative expense and cost of revenue to conform to Groupon's presentation.

m.
Adjustment to eliminate $13.8 million of historical amortization expense recorded for LivingSocial Korea, Inc.'s pre-existing intangible assets and to record $26.3 million of amortization expense for the intangible assets recognized upon Groupon's acquisition of LivingSocial Korea, Inc. for the year ended December 31, 2013. The intangible assets acquired include trade name, developed technology, merchant relationships and subscriber relationships. These intangible assets are being amortized on a straight-line basis over the useful life of the underlying assets which range from 2 to 5 years.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

n.
Adjustment to increase the denominator of the net loss per share calculations to reflect the issuance of Groupon Class A common stock issued to the sole stockholder of LivingSocial Korea, Inc. as part of the acquisition consideration.

3. ADJUSTMENTS FOR OPERATIONS NOT ACQUIRED

Groupon did not acquire a Malaysia-based subsidiary of LivingSocial Korea, Inc., as that subsidiary was sold to LivingSocial, Inc. on December 26, 2013. Accordingly, the balances relating to that entity have been excluded from the unaudited pro forma condensed combined consolidated statement of operations.